Exhibit 99.1

HELIO APPOINTS INDEPENDENT BOARD CHAIR FOR INTELLECTUAL PROPERTY STRATEGY

Berkeley, California, Jan. 21, 2026 (GLOBE NEWSWIRE) -- Helio Corporation (OTC: HLEO) (“Helio” or the “Company”) today announced the appointment of Vikas “Vik” Parti to its Board of Directors as an independent director and Chairman of Intellectual Property.

Mr. Parti is a Registered Patent Attorney with extensive experience in patent preparation, prosecution, and litigation-ready claim analysis before the U.S. Patent and Trademark Office, where he has been registered to practice since 2009. He holds a Juris Doctor from Western Michigan University Cooley Law School and a Bachelor of Science in Computer Science from Webster University.

As commercial activity in space accelerates and launch costs continue to decline, Helio sees the industry entering a pivotal phase — a race for intellectual property that will shape the leaders of the emerging space economy. Since its founding in 2018, Helio has acted as the “problem solvers to the space industry,” building an extensive library of proprietary systems and advanced engineering across space-based energy, satellite systems, and antenna technologies. The Company is now proactively securing new patents while retroactively protecting its existing trade secrets, ensuring its technical innovations remain secure and positioned to drive long-term competitive advantage and shareholder value.

In his new role, Mr. Parti will help Helio operationalize an intellectual property strategy that captures engineering breakthroughs as they occur, building a robust patent portfolio aligned with the Company’s technical roadmap. Helio is also focused on capitalizing on the substantial R&D investment it has already made by systematically translating core technical progress into protectable IP assets that support long-term partnerships and commercialization. To this end, the Company is developing an IP roadmap that runs in parallel with its product roadmap, ensuring that its patent estate grows in lockstep with engineering milestones and platform evolution. This approach strengthens differentiation, supports freedom to operate, and expands partnership and licensing opportunities as the space economy scales.

Mr. Parti will also lead a board-level initiative to establish a defensive “picket fence” of patents and proprietary claims designed to support licensing opportunities, strategic partnerships, and sustainable revenue streams. Helio views this effort as a cornerstone of its strategy to convert deep technical expertise into lasting economic value for shareholders.

“Vik’s expertise strengthens our ability to build a defensible and monetizable intellectual property portfolio,” said Ed Cabrera, Chief Executive Officer of Helio Corporation. “His leadership will be instrumental as we scale our technologies, formalize our IP strategy, and advance toward commercialization across multiple high-growth sectors of the space economy.”

For More Information:

Ed Cabrera
Chairman of the Board and Chief Executive Officer
(956) 225-9639
emcabrera@helio.space

About Helio Corporation

Helio is pioneering a new class of energy infrastructure—space-based power systems aka “Power plants in space” that captures solar energy beyond Earth’s atmosphere and beams it safely and efficiently to the surface. Our vision is to establish orbital energy platforms as a foundational layer of the global power grid, delivering uninterrupted, carbon-free electricity at scale and reshaping how nations power cities, industries, and critical systems. Founded in 2018 as the ‘problem solvers to the space industry,’ Helio designs and delivers world-class space mechanisms, advanced antenna systems, and space design solutions; supporting NASA, private companies, universities, and global space agencies across missions ranging from small-scale programs to flagship space initiatives. We are proud to be a trusted partner to over a dozen space agencies, organizations, and companies across the globe. Our products can be found operating from the Sun to Jupiter. From NASA and European Space Agency to emerging private aerospace firms and academic institutions, we collaborate with some of the most innovative and forward-thinking players in the space industry.

For more information on the new strategic direction, financing initiatives and management additions, please visit www.helio.space to be added to our email list.

Note Regarding Forward Looking Statements:

Some of the matters discussed herein may contain forward-looking statements that involve significant risk and uncertainties. Forward-looking statements can be identified by the use of words like “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements, including our ability to obtain financing on acceptable terms or at all, and other risk factors included in the reports we file with the Securities and Exchange Commission (the “Commission”). We base these forward-looking statements on current expectations and projections about future events and the information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the estimates, opinions, or assumptions made in or referenced by this press release, including, but not limited to, our ability to obtain financing, will prove to be accurate. We caution you that the forward-looking statements in this press release are only estimates and predictions, or statements or current intent. Actual results or outcomes, or actions that we ultimately undertake, could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. We caution investors not to rely on the forward-looking statements contained in or made in connection with this press release and encourage investors to review the reports we file with the Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in the Company’s business plans or model.